Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Idenix Pharmaceuticals, Inc.
Media: Teri Dahlman (617) 995-9905
Investors: Amy Sullivan (617) 995-9838

IDENIX PHARMACEUTICALS ANNOUNCES SECOND QUARTER RESULTS

Cambridge, MA; August 26, 2004 – Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases, today reported financial results for the second quarter and six months ended June 30, 2004. For the second quarter ended June 30, 2004, Idenix reported total revenues of $42.8 million, compared with total revenues of $2.9 million in the second quarter of 2003. Total revenues include reimbursements by Novartis of the expenses incurred by Idenix in connection with the development of telbivudine and valtorcitabine, Idenix’s drug candidates for the treatment of hepatitis B, amortization of the up-front fee received when Novartis licensed the company’s hepatitis B drug candidates in May 2003, and a $25 million milestone payment by Novartis attributable to the results obtained by Idenix in a phase I clinical trial of NM 283, Idenix’s lead drug candidate for the treatment of hepatitis C, received in June 2004.

Idenix reported net income attributable to common stockholders of approximately $21.0 million, or $0.53 per diluted share for the second quarter ended June 30, 2004, compared to a net loss of approximately $40.9 million, or $1.68 per diluted share in the second quarter of 2003. The company’s profitability for the second quarter ended June 30, 2004 was due to the recognition of the $25 million milestone payment received from Novartis.

For the six months ended June 30, 2004, Idenix reported total revenues of approximately $59.5 million, compared with total revenues of approximately $3.3 million for the six months ended June 30, 2003. Idenix reported net income of approximately $15.1 million, or $0.39 per diluted share for the six months ended June 30, 2004, compared to a net loss of approximately $62.3 million, or $3.94 per diluted share for the six months ended June 30, 2003. The profitability experienced by the company for the three and six months ended June 30, 2004 was due to the recognition, during the second quarter, of the $25 million milestone payment received from Novartis. The company does not anticipate maintaining profitability in the near term.

“We had a successful second quarter, highlighted by the achievement of significant clinical accomplishments for both telbivudine, our lead drug candidate for the treatment of hepatitis B, and NM 283, a first-in-class drug candidate for the treatment of hepatitis C,” said Jean-Pierre Sommadossi, chairman and chief executive officer of Idenix. “We look forward to continuing the phase III clinical trial of telbivudine and initiating phase IIb clinical trials for NM 283 and valtorcitabine later this year. Our advancement into late-stage clinical development further supports our belief that our drug candidates have the potential to expand and improve the therapeutic options for patients with hepatitis B and hepatitis C.”

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Business Highlights

Idenix’s second quarter of 2004 was marked by several significant achievements:

•	In April, the company completed enrollment of its phase III clinical trial for telbivudine. More than 1,350 patients at 135 sites in 20 countries around the world are enrolled in this clinical trial.

•	In May, the company released results of the first human clinical trial of NM 283, a novel once-daily oral treatment for hepatitis C. In this phase I dose escalation clinical trial, NM 283 demonstrated consistent, dose-related antiviral effects in 82 adult patients with chronic hepatitis C. As of June 30, 2004, the patient cohort that received the highest overall dose exposure of NM 283 achieved a mean viral load reduction of 92 percent, or 1.1 log10 copies/ml, within 15 days of treatment. All patients were infected with HCV genotype 1, a difficult to treat strain of virus, which is the predominant strain in the U.S., Western Europe and Japan, and among the NM 283-treated patients, 87 percent had previously failed interferon-based therapies.

•	In June, Idenix received a $25 million milestone payment from Novartis based upon the results from the phase I clinical trial of NM 283.

•	Idenix also made progress with the clinical development of valtorcitabine, which is being developed as a fixed dose combination therapy with telbivudine for the treatment of hepatitis B. In a phase I clinical trial, valtorcitabine was administered at escalating doses once daily for 4 weeks. At the optimal dose of 900 mg, patients achieved a mean viral load reduction of more than 3.0 log10 copies/ml, or 99.9 percent, after 28 days of treatment.

At June 30, 2004, Idenix’s cash and cash equivalents totaled $48.6 million. In July 2004, Idenix completed an initial public offering of its common stock, which combined with a concurrent private placement to Novartis resulted in net proceeds to the company of approximately $135 million, after underwriting discounts. The company’s diluted earnings per share for the three-month and six-month periods ended June 30, 2004 does not reflect the issuance and sale by Idenix of 4,600,000 shares of common stock in the public offering and 5,400,000 shares of common stock in the concurrent private placement to Novartis.

About Idenix
Idenix Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by hepatitis B virus, hepatitis C virus and human immunodeficiency virus (HIV). Idenix’s headquarters are located in Cambridge, Massachusetts and it has drug discovery operations in Montpellier, France and Cagliari, Italy. For further information about Idenix, please refer to http://www.idenix.com.

Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Statements in this press release other than those that are historical in nature are “forward-looking statements.” Such forward looking statements, which include statements with respect to the potential therapeutic benefits and successful development of our products under development and the company’s drug discovery, research and clinical development, regulatory approval processes and commercialization activities, are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. These risks and uncertainties relate to the results of clinical trials and other studies with respect to the drug candidates

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that the company has under development, the timing and success of submission, acceptance and approval of regulatory filings, the company’s dependence on its collaboration with Novartis Pharma AG, the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities, the ability of the company to attract and retain qualified personnel and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its drug candidates and its discoveries. These and other risks are described in greater detail in the “Risk Factors” section of the company’s final prospectus dated July 21, 2004 and filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission.

All forward-looking statements reflect the company’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

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IDENIX PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
License fees and collaborative research and development – related party	$42,689	$7,278	$59,319	$7,278
License fees and collaborative research and development – other	—	(4,469)	—	(4,165)
Government research grants	67	110	132	212

Total revenues	42,756	2,919	59,451	3,325
Operating expenses:
Research and development	17,684	18,273	36,094	23,515
General and administrative	3,275	8,901	6,737	12,509
Sales and marketing	912	348	1,813	679

Total operating expenses	21,871	27,522	44,644	36,703

Income (loss) from operations	20,885	(24,603)	14,807	(33,378)
Interest income, net	66	163	144	169
Other expense	(1)	(10)	(2)	(15)

Income (loss) before income taxes	20,950	(24,450)	14,949	(33,224)
Income tax (provision) benefit	—	(16)	114	—

Net income (loss)	20,950	(24,466)	15,063	(33,224)
Accretion of redeemable convertible preferred stock	—	(16,416)	—	(29,074)

Net income (loss) attributable to common stockholders	$20,950	($40,882)	$15,063	($62,298)

Earnings (loss) per share:
Basic	$0.57	($1.68)	$0.41	($3.94)
Diluted	$0.53	($1.68)	$0.39	($3.94)
Shares used in calculation of earnings (loss) per share:
Basic	36,517	24,264	36,495	15,800
Diluted	39,225	24,264	38,924	15,800

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IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2004	2003
ASSETS
Cash and cash equivalents	$48,611	$43,485
Accounts receivable	15,168	11,152
Other current assets	4,805	5,717

Total current assets	68,584	60,354
Property and equipment, net	5,710	4,066
Other assets	2,515	2,670

Total assets	$76,809	$67,090

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$17,000	$18,535
Deferred revenue, related party	9,211	10,756
Other current liabilities	488	664

Total current liabilities	26,699	29,955
Long-term obligations	9,484	10,627
Deferred revenue, related party, net of current position	41,452	54,239

Total liabilities	77,635	94,821
Stockholders’ deficit	(826)	(27,731)

Total liabilities and stockholders’ deficit	$76,809	$67,090

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